AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

WALGREENS – EASTPOINTE, MI

WALGREEN COMPANY: 25016 GRATIOT AVENUE, EASTPOINTE, MI 48066

THIS AGREEMENT (“Agreement”) is made and entered into as of the Effective Date by and between AMERICAN REALTY CAPITAL TI, LLC (“Buyer”), and F.W.G-.D., LLC (“Seller”).

In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.            Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.

(a)          “Brokers” shall mean Bill O’Connor/ CBRE, acting as Seller’s agent.

(b)          “Closing” shall mean the consummation of the transaction contemplated herein, whic.h shall occur, subject to the extension set forth in Section 10 hereof, between January, 4, 2012 and January 10, 2012. The date of Closing is sometimes hereinafter referred to as the “Closing Date.” Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent (or if both. Buyer and Seller agree, to Buyer’s and/or Seller’s counsel) prior to the date of Closing.

(c)          “Due Diligence Period” shall mean the period beginning upon the Effective Date and extending until 11:59 PM EST on the date that is forty-five (45) days thereafter. Seller shall deliver to Buyer all of the Due Diligence Materials within five (5) business days after the Effective Date, and for each day that passes thereafter until all of the Due Diligence Materials are delivered to Buyer, the Due Diligence Period shall be extended by one (1) day. If Seller fails to deliver to Buyer any material item required to be delivered under Section 6(b) hereunder, the Due Diligence Period will be extended one (1) day for each day that said delivery is delayed up to a maximum of ten (10) days.

(d)          “Earnest Money” shall mean One Hundred Eighty Nine Thousand Dollars ($189,000.00). The Earnest Money shall be delivered to Escrow Agent within three (3) business days after the Effective Date. The Earnest Money shall be deposited by Buyer in escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time the sale is closed, or disbursed as agreed upon in accordance with the terms of this Agreement. Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent.

(e)           “Effective Date” This Agreement shall be signed by both Seller and Buyer. The date that is one (1) business day after the date of execution and delivery of this Agreement by both Seller and Buyer shall he the “Effective Date” of this Agreement. Receipt of an executed copy of the Agreement by facsimile or PDF constitutes receipt by each party of a fully executed copy of the Agreement.

(f)          “Escrow Agent” shall mean Chicago Title Insurance Company, Suite 1325, 1515 Market Street, Philadelphia, PA 19102-1930, Attention: Edwin G. Ditlow, Telephone: 215-875-4184; Telecopy: 215-732-1203; E-Mail.: ditlowE@ctt.com. The parties agree that the Escrow Agent shall be responsible for (x) organizing the issuance of the Commitment and Title Policy, (y) preparation of the closing statement, and (z) collections and disbursement of the funds.

(g)          “Lease” shall mean that certain Lease dated as of May 20, 1998 (the “Lease”) between Seller, as landlord, and Walgreen Co., as tenant (“Tenant”), as amended.

(h)          “Property” shall mean (a) that certain real property located at 25016 Gratiot Avenue in Eastpointe, MI, being more particularly described on Exhibit A, attached hereto and incorporated herein (the “Real Property”) together with all buildings, facilities and other improvements located thereon (collectively, the “Improvements”); (b) all right, title and interest of Seller under the Lease and all security deposits (if any) that Seller is holding pursuant to the Lease; (c) all right, title and interest of Seller in all machinery, furniture, equipment and items of personal property of Seller attached or appurtenant to, located on or used in the ownership, use, operation or maintenance of the Property or the Improvements (collectively, the “Personalty”); (d) all right, title and interest of Seller, if any, to any unpaid award for (1) any taking or condemnation of the Property or any portion thereof, or (2) any damage to the Property or the Improvements by reason of a change of grade of any street or highway; (e) all easements, licenses, rights and appurtenances relating to any of the foregoing; and (I) all right, title and interest of Seller in and to any warranties, tradenarnes, logos (including any federal or state trademark or tradename registrations), or other identifying name or mark now used in connection with the Real Property and/or the Improvements, but expressly excluding any such property to the extent owned by Tenant (the “Intangible Property”).

(i)          “Purchase Price” shall mean Three Million Seven Hundred Seventy Eight Thousand One Hundred Forty Two Dollars ($3,778,142.00).

(j)          Seller and Buyer’s Notice address

(i)         “Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

F.W.G.D., LLC
Drew Schmidt
255 E. Brown Street, Suite 105
Birmingham, MI 48009
Tel. No.: (248)594-4353
Email: drews@baileyschmidt.com

And to:

Greg Guggemos
Attorney
Tel. No.: (517)285-4234
Email: greg.guggemos@gmail.com

(ii)           “Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

William Kahane
American Realty Capital II, LLC
405 Park Avenue, 12th Floor
New York, NY 10022
Tel. No.: (215) 887-3054
Fax No.: (646) 861-7751
Email: wkahane@arlcap.com

And to:

Jesse Galloway
American Realty Capital II, LLC
405 Park Avenue, 15th Floor
New York, NY 10022
Tel. No.: (212) 415-6516
Fax No.: (646) 861-7751
Email: jgalloway@arlcap.com

And Due Diligence Materials (if provided by email) to:

duediligence@arlcap.com

With hard copies and/or cds to:

James A. (Jim) Mezzanotte
American Realty Capital, LLC
202 E Franklin Street
Monroe, NC 28112
Tel. No.: (212) 415-6570
Fax No.: (212) 415-6507
Email: jmezzanotte@arlcap.com

2.           Purchase and Sale of the Property. Subject to the terms of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property for the Purchase Price.

3.           Payment of Purchase Price. The Purchase Price to be paid by Buyer to Seller shall be paid by wire transfer of immediately available funds to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Seller.

4.           Proration of Expenses and Payment of Costs and Recording Fees.

(a)          Except as set forth in the Lease, all real estate taxes, rollback taxes, personal property taxes, water and sewer use charges, and any other charges and assessments constituting a lien on the Property for which Seller is responsible (collectively “Taxes and Assessments”) due and payable on or before the Closing Date shall be remitted to the collecting authorities or to the Escrow Agent by Seller prior to or at Closing. There shall be no closing adjustments between the parties for Taxes and Assessments not yet due and payable at Closing unless Tenant is not responsible for all such Taxes and Assessments due in accordance with the provisions of the Lease.

(b)          All rents shall be prorated as of the Closing Date with Buyer being credited for rent attributable to the day of Closing through and including the last day of the calendar month in which the Closing Date occurs; provided, however, if the Closing Date shall occur within ten (10) days of the end of the month in which Closing occurs, Buyer and Seller agree that Buyer shall be credited with the following month’s rent at Closing and Seller shall be entitled to retain any rents received by Seller that are attributable to the month following the month in which the Closing Date occurs and Buyer agrees to the extent that it receives any rent attributable to such month which was adjusted at Closing, it will refund such amount to Seller as soon as reasonably possible. Any refund payable to Seller will be paid by Buyer within 7 days after receipt of the applicable rent payment from Tenant.

(c)          Seller shall pay or be charged with the following costs and expenses in connection with this transaction which costs shall be referred to as “Seller’s Closing Costs”:

(i)          100% of all Owner’s Title Insurance policy premiums, including search costs and a survey endorsement, but excluding any other endorsements issued in connection with such policies other than endorsements that Seller elects to purchase to cover title issues, if any;

(ii)          Transfer taxes and conveyance fees on the sale and transfer of the Property.

(iii)         Broker’s commission payments (for both leasing and sales commissions earned), in accordance with Section 23 of this Agreement;

(iv)         All fees relating to the granting, executing and recording of the Deed for the Property and for any costs incurred in connection with the release of existing debt, including, but not limited to, prepayment penalty fees and recording fees for documents providing for the release of the applicable Property from the existing debt.

(d)          Buyer shall pay or be charged with the following costs and expenses in connection with this transaction, which costs shall be referred to as “Buyer’s Closing Costs”:

(i)           Title Insurance policy premiums for any endorsements issued in connection with such policies other than endorsements that Seller elects to purchase to cover title issues, if any, and other than a survey endorsement;

(ii)          all costs and expenses in connection with Buyer’s financing, including appraisal, points, commitment fees and the like and costs for the filing of all documents necessary to complete such financing and related documentary stamp tax and intangibles tax; and

(iii)         Buyer shall pay for the cost of its own survey, Phase 1 environmental study- and due diligence investigations.

(e)          Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

5.           Title. At Closing, Seller agrees to convey to Buyer fee simple marketable title to the Property by special warranty deed, free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined).

6.           Examination of Property. Seller and Buyer hereby agree as follows:

(a)           Buyer shall order a title commitment (the “Title Commitment”) from Escrow Agent, a survey and a zoning report for the Property promptly after the date hereof. Buyer shall provide Seller with a copy of the Title Commitment, survey and zoning report no later then five (5) days after receipt by Buyer. All matters shown in the Title Commitment, survey or zoning report (“Title Matters”) with respect to which Buyer fails to object prior to the expiration of the Due Diligence Period shall be deemed “Permitted Exceptions”. However, Permitted Exceptions shall not include any mechanic’s lien or any monetary lien, or any deeds of trust, mortgage, or other loan documents secured by the Property, (collectively, “Liens”). Seller shall be required to cure or remove all Liens (by payment, bond deposit or indemnity acceptable to Escrow Agent) no later then the Closing Date. Seller agrees to remove or cure any objections of Buyer which are of a nature that are capable of being cured with reasonable efforts no later then the Closing Date provided, Buyer provides notice to Seller of any such objections during the Due Diligence Period. Seller shall have no obligation to cure any Title Matter objected to, except as aforesaid, provided Seller notifies Buyer of any objections which. Seller elects not to remove or cure within five (5) business days following receipt of Buyer’s objections. In the event that Seller refuses to remove or cure any objections, Buyer shall have the right to terminate this Agreement upon written notice to Seller given within five (5) business days after receipt of Seller’s notice, upon which termination the Earnest Money shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. If any matter not revealed in the Title Commitment is discovered by Buyer or by the Escrow Agent and is added to the Title Commitment by the Escrow Agent at or prior to Closing, Buyer shall have until the earlier of (i) ten (10) days after the Buyer’s receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, or (ii) the date of Closing, to provide Seller with written notice of its objection to any such new title exception (an “Objection”), If Seller does not remove or cure such Objection. as of the date of Closing, Buyer may terminate this Agreement, in which case the Earnest Money shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. Subject to the provisions of this subparagraph (a), the Title Commitment approved by Buyer during the Due Diligence Period shall be the basis upon which the owner’s form of title insurance policy referred to in Section l3(b) shall be issued.

(b)           Within rive (5) days following the Effective Date, Seller shall provide to Buyer copies of the following documents and materials pertaining to the Property to the extent within Seller’s possession or reasonably obtainable by Seller or Seller’s counsel: (i) a complete copy of all leases affecting the Property and all amendments thereto and of all material correspondence relating thereto; (ii) a copy of all surveys and site plans of the Property, including without limitation any as-built survey obtained or delivered to tenants of the Property in connection with its construction; (iii) a copy of all architectural plans and specifications and construction drawings and contracts for improvements located on the Property; (iv) a copy of Seller’s title insurance commitments and policies relating to the Property; (v) a copy of the certificate of occupancy and zoning reports for the Property; and of all governmental permits/approvals; (vi) a copy of all environmental, engineering and physical condition reports or agreements for the Property, to include the Environmental Licensing Agreement between Tenant, Sunoco, Inc. (R&M) and Seller and the Indemnity Agreement between Sunoco, Inc. (R&M) and Seller; (vii) copies of the Property’s real estate tax bills for the current and prior two (2) tax years or, if the Property has been owned by Seller for less than two (2) tax years, for the period of ownership; (vii) all service contracts, if any; (viii) a copy of all warranties relating to the improvements constructed on the Property, including without limitation any roof warranties; and (xii) a written inventory of all items of personal property to be conveyed to Buyer, if any (the “Due Diligence Materials”). At the time Seller provides to Buyer the Due Diligence Materials, Seller shall provide notice to Buyer of any Due Diligence Materials it is not able to provide. Seller shall deliver any other documents relating to the Property reasonably requested by Buyer, to the extent within Seller’s possession or reasonably obtainable by Seller or Seller’s counsel, within three (3) business days following such request provided such request is made by Buyer prior to the expiration of the Due Diligence Period. Any such request by Buyer shall not extend the expiration of the Due Diligence Period. Additionally., during the Due Diligence Period and subject to the terms and conditions of the lease for the Property between Seller and Tenant, Buyer, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, that such activities by or on behalf of Buyer on the Property shall not damage the Property nor interfere with construction on the Property or the conduct of business by Tenant under the Lease; and provided further, however, that Buyer shall indemnify and hold Seller harmless from and against any and all claims or damages to the extent resulting from the activities of Buyer on the Property, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement. Prior to any such access, Buyer shall. provide Seller with proof of the existence of customary insurance coverage (property, casualty and liability) in amounts that are commercially reasonable. Buyer shall not permit the recording of any construction liens against the Property as a result of any permitted activity on the Property under the provisions of this subparagraph. Seller shall reasonably cooperate with the efforts of Buyer and the Buyer’s representatives to inspect the Property. After the Effective Date, Buyer shall be permitted to speak and meet with Tenant in connection with Buyer’s due diligence during the Due Diligence Period. Buyer shall not be permitted to discuss with Tenant any changes to the Lease. Upon signing this Agreement, Seller shall provide Buyer with the name of a contact person(s) for the purpose of arranging site visits. Buyer shall give Seller reasonable written notice (which in any event shall not be less than two (2) business days) before entering the Property, and Seller may have a representative present during any and all examinations, inspections and/or studies on the Property. Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Due Diligence Period, in which event this Agreement shal..l become null and void, Buyer shall receive a refund of the Earnest Money, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein. If Buyer does not exercise its right to terminate this Agreement during the Due Diligence Period, the Earnest Money shall not be refundable to Buyer except as otherwise set forth in this Agreement.

(c)          Within forty (40) days preceding the Closing Date Seller shall request Estoppel Certificates certified to Buyer, the Approved Assignee and their Lender, successors and assigns (and simultaneously provide Buyer with a copy of such. request) and a Waiver of Tenant’s right of first refusal, using such forms that are acceptable to Tenant. It shall be a condition of Closing that Seller shall have obtained an estoppel certificate from Tenant in the form acceptable to Tenant, containing terms consistent with the attached Exhibit F (the “Tenant Estoppel Certificate”), and Seller shall use good faith efforts to obtain the same. Seller shall promptly deliver to Buyer photocopies or pdf files of the executed estoppel certificate[s] when Seller receives the same.

(d)          Seller shall use good faith efforts to obtain a subordination, non- disturbance and attornment agreement from Tenant in form and substance reasonably acceptable to Tenant, Buyer and Buyer’s Lender, if applicable (the “SNDA”).

(e)          Seller shall use good faith efforts to obtain estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer.

7.           Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking, Seller shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Seller. In the event all or any portion of the Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that; (a) Tenant has a right of termination or abatement of rent under the Lease, or (b) with respect to any casualty, if the cost to repair such casualty would exceed $50,000 and Tenant is not obligated to repair under the terms of the Lease, or (c) with respect to any condemnation, any Improvements or access to the Property or more than five percent (5%) of the Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement by providing written notice of such termination to Seller within ten (10) business days after Buyer’s receipt of notice of such condemnation, taking or damage, upon which termination the Earnest Money shall be returned to the Buyer and neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the awards, if any, for the condemnation or taking, and. Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement or does not have the right to terminate this Agreement as aforesaid, there shall he no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the proceeds under Seller’s insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.

8.           Earnest Money Disbursement. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

(a)          If the Closing occurs, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of Seller and Buyer on the Closing Date to be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (a). Subject to the last sentence of this clause (a), if for any reason the Closing does not occur and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court. Notwithstanding the foregoing provisions of this clause (a) if Buyer delivers a notice to Escrow Agent stating that Buyer has terminated this Agreement on or prior to the expiration of the Due Diligence Period, then Escrow Agent shall immediately return the Earnest Money to Buyer without the necessity of delivering any notice to, or receiving any notice from Seller.

(b)          The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent’s mistake of law respecting Escrow Agent scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in had faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of this Section 8.

9.           Default

(a)           In the event that Seller is ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer defaults in any of its obligations undertaken in this Agreement, Seller shall be entitled to, as its sole and exclusive remedy to either: (i) if Buyer is willing to proceed to Closing, waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated, and. Seller shall be entitled to immediately receive all of the Earnest Money as liquidated damages as and for Seller’s sole remedy. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Seller and Buyer agree that (a) actual damages due to Buyer’s default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Seller as a result of having withdrawn the Property from the market, and (c) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing. Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof; and the right to pursue any other remedy permitted at law or in equity against Buyer. In no event under this Section or otherwise shall Buyer be liable to Seller for any punitive, speculative or consequential damages.

(b)           In the event of a default in the obligations herein taken by Seller, or in the event of the failure of a condition precedent set forth in Section 13 of this Agreement, with respect to the Property, Buyer may, as its sole and exclusive remedy, either: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; (ii) terminate this Agreement by delivering written notice thereof to Seller no later than Closing, upon which termination the Earnest Money shall be refunded to Buyer, Seller shall pay to Buyer all of the reasonable and customary out-of-pocket costs and expenses incurred by Buyer, not to exceed $25,000, in connection with this Agreement, which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) enforce specific performance of Seller’s obligations hereunder; or (iv) by notice to Seller given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the “Closing Extension Period”), and the “Closing Date” shall be moved to the last day of the Closing Extension Period. If Buyer so extends the Closing Date, then Seller may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension Period. If Seller does not cause said conditions to be satisfied during the Closing Extension Period, then Buyer shall have the remedies set forth in Section 9(b) (i) through (iii) above except that the term “Closing” shall read “Extended Closing”. Buyer and Seller agree that actual damages due to Seller’s default hereunder would be difficult and inconvenient to ascertain and that the foregoing remedies referred to above are not a penalty and are fair and reasonable in light of all relevant circumstances, and Seller desires to limit its liability under this Agreement in the event Seller fails to complete Closing. Buyer hereby waives the right to pursue any other remedy permitted at law or in equity against Buyer. In no event under this Section or otherwise shall Seller be liable to Buyer for any punitive, speculative or consequential damages.

10.        Closing. The Closing shall consist of the execution and delivery of documents by Seller and Buyer, as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents:

(a)          A Special Warranty Deed in the form attached hereto as Exhibit B;

(b)          An Assignment and Assumption of Lease and Security Deposits, in the form attached hereto as Exhibit C;

(c)          A Bill of Sale for the personal property, if any, in the form attached hereto as Exhibit D;

(d)          An Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit E;

(e)          An original Tenant Estoppel Certificate dated no earlier than 30 days prior to the date of Closing. In addition, the business terms of the Tenant Estoppel Certificate must be in accordance with and not contradict the Lease. If the Lease and any amendments, bearing the original signatures of the landlord and tenant thereunder have not been delivered to Buyer previously, a copy thereof confirming that the copy is true, correct and complete shall be attached to the Tenant Estoppel;

(f)           A settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;

(g)          All transfer tax statements, declarations and filings as may he necessary or appropriate for purposes of recordation of the deed;

(h)          Good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent;

(i)           Originals of the Warranties (as hereinafter defined) re-issued at Seller’s expense, to Buyer or Tenant, as requested by Buyer;

(j)           To the extent not previously delivered to Buyer, the Lease and any amendments, bearing the original signatures of the landlord and tenant thereunder, or a copy thereof bearing an original certification of Tenant confirming that the copy is true, correct and complete; the leasing files; and copies of all books and records applicable to the Property which are identified by Buyer by written notice to Seller and reasonably necessary for the orderly transition of operation of the Property;

(k)          A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non foreign status of Seller;

(l)           An owner’s title affidavit as to mechanics’ liens and possession and other matters in customary form reasonably acceptable to Buyer and Escrow Agent;

(m)         An original SNDA fully executed and notarized by Tenant, if requested by Buyer;

(n)          Letter to Tenant in form of Exhibit H attached hereto; and

(o)          Such other instruments as are reasonably required by Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money to Seller which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price and any additional funds required to be paid by Buyer to Escrow Agent in order to permit Escrow Agent to properly disburse all funds as set forth in the settlement statement and shall execute and deliver execution counterparts of the closing documents referenced in clauses (b) and (f) above. Buyer shall have a one time right to extend the Closing for up to fifteen (15) days upon written notice to Seller to be received by Seller not later than three (3) days prior to the date scheduled for the Closing. If Buyer timely exercises this right to extend, any document that Seller is obligated to provide that is “time sensitive” does not need to be provided again by Seller. The Closing shall be held through the mail by delivery of the closing documents to the Escrow Agent on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.

11.         Representations by Seller. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date:

(a)          Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which the Property is located. Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound;

(b)          Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Property and Seller does not have any knowledge of any pending litigation or tax appeals against Seller or the Property; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property;

(c)          Seller has not entered into any contracts, subcontracts or agreements affecting the Property which will be binding upon Buyer after the Closing other than the Lease;

(d)          Except for violations cured or remedied on or before the date hereof, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property and Seller does not have knowledge of any such violations;

(e)          Seller has fee simple title to the Property free and clear of all liens and encumbrances except for Permitted Exceptions and Seller is the sole owner of the entire lessor’s interest in the Lease, The Property constitutes one or more separate tax parcels for purposes of ad valorem taxation;

(f)          With respect to the Lease: (i) the Lease forwarded to Buyer under Section 6(b) is a true, correct and complete copy of the Lease; (ii) the Lease is in full force and effect and there is no default thereunder; (iii) no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Lease or any extension or renewal thereof; (iv) Seller has no outstanding obligation to provide Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements; and (v) The total scheduled annual base rent (the “Annual Net Rent”) for the initial term of the Lease will be $345,700.00 per annum;

(g)          There are no occupancy rights, leases or tenancies affecting the Property other than the Lease or as disclosed to Buyer in the Due Diligence Materials. Neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any first right of refusal or other purchase right in favor of any other person or entity other then Tenant’s right of first refusal referred to in this Agreement; and apart from this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated;

(h)          To Seller’s knowledge, except as set forth in the environmental reports previously delivered by Seller to Buyer, no hazardous substances have been generated, stored, released, or disposed of on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”). To Seller’s knowledge, except as disclosed by Seller in the Due Diligence Materials, Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority concerning any petroleum product or other hazardous substance discharge or seepage. For purposes of this Subsection, “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws, To Seller’s knowledge, there are no underground storage tanks located on the Property; and

(i)          Exhibit I attached hereto is a true, correct and complete listing of all warranties still in effect as of the Closing Date for the Property (the “Warranties”).

The representations and warranties of Seller shall survive Closing for a period of one (1) year.

12.         Representations by Buyer. Buyer represents and warrants to, and covenants with Seller as follows:

(a)          Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder, This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

The representations and warranties of Buyer shall survive Closing for a period of one (1) year.

13.        Conditions Precedent to Buyer’s Obligations. Buyer’s obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to compliance by Seller with the following conditions precedent on and as of the date of Closing:

(a)          Seller shall deliver to Buyer on or before the Closing the items set forth in Section 10 above;

(b)          Buyer shall receive from Escrow Agent or any other title insurer approved by Buyer, in its judgment and discretion, a current ALTA owner’s form of title insurance policy, or irrevocable and unconditional binder to issue the same, with extended coverage for the Real Property in the amount of the Purchase Price, dated, or updated to, the date of the Closing, consistent with the Title Commitment approved by Buyer during the Due Diligence Period, insuring, or committing to insure, at its ordinary premium rates Buyer’s good and marketable title in fee simple to the Real Property and otherwise in such form and with such endorsements as provided in the title commitment approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions (the “Title Policy”);

(c)          Buyer shall have received a valid and permanent final certificate of occupancy (or the equivalent thereof) for the Property, dated as of the time possession of the Property was turned over to Tenant, which shall not contain any contingencies or require any additional work to be completed;

(d)          Subject to the provisions of the Lease, Tenant shall be in possession of the premises demised under the Lease, open for business to the public and paying full and unabated rent under the Leases and Tenant shall not have assigned or sublet the Property;

(e)          The representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing;

(f)           Seller shall have delivered to Buyer a written waiver by Tenant of any right of first refusal, right of first offer or other purchase option that Tenant has pursuant to the Lease to purchase the Property from Seller; and

(g)          Seller shall have made all contributions, payments and/or reimbursements and completed any and all work required by any governmental authority in connection with the construction and development of the Property, including, without limitation, as required by any variance or site plan approval.

In the event that the foregoing conditions precedent have not been satisfied as of Closing, Buyer shall have the rights and remedies set forth in Section 9(b) of this Agreement.

14.        Conditions Precedent to Seller’s Obligations. Seller’s obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:

(a)          Buyer shall deliver to Escrow Agent no later then the Closing Date the remainder of the Purchase Price; and

(b)          The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

15.        Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission or by electronic mail (e.g. email), (ii) delivered in person, (iii) deposited in the United States mail, registered or certified, return receipt requested, or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith, Notwithstanding the foregoing, Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.

16.        Seller Covenants. Seller agrees that it: (a) shall continue to operate and manage  the Property in the same manner in which Seller has previously operated and managed the Property; (h) shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain the Property in the same (or better) condition as exists on the date hereof as set forth in the Lease; and (c) shall not, without Buyer’s prior written consent, which, after the expiration of the Due Diligence Period may be withheld in Buyer’s sole discretion: (1) amend the Lease in any manner, nor enter into any new lease, license agreement or other occupancy agreement with respect to the Property; (ii) consent to an assignment of the Lease or a sublease of the premises demised thereunder or a termination or surrender thereof; (iii) terminate the Lease nor release any guarantor of or security for the Lease unless required by the express terms of the Lease; and/or (iv) cause, permit or consent to an alteration of the premises demised thereunder (unless such consent is non-discretionary). Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of the Property, whether insured or not.

17.         Performance on Business Days. A “business day” is a day which is not a Saturday, Sunday or legal, holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day.

18.         Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.

19.         Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law

20.         No Representations or Warranties. Buyer hereby acknowledges, understands and agrees that it has an opportunity to inspect the Property as set forth in Section 6 herein, and except as set forth in this Agreement, the Property shall he conveyed at Closing to Buyer in “as-is” condition with no representation or warranties whatsoever.

21.         Applicable Law. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state’s conflict of laws principles.

22.         Tax-Deferred Exchange. Buyer and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an “Exchange”) being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto. In the event that either party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party’s obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney’s fees that may result from Non-Exchanging Party’s cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.

23.          Broker’s Commissions. Buyer and Seller each hereby represent that, except for the Broker listed herein, there are no other brokers involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Seller. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys’ fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder’s fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker). The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.

24.          Assignment. Buyer may assign its rights under this Agreement, provided, however, that no such assignment shall relieve Buyer of any of its obligations hereunder until Closing is complete. Buyer is entering into this Agreement for and on behalf of a related special purpose entity titled ARCP WGEPTM1001, LLC (“Approved Assignee”) and intends to assign Approved Assignee its rights hereunder prior to Closing.

25.          Attorneys’ Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s attorneys’ fees and disbursements and court costs incurred in such action.

26.          Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted by electronically shall be valid for all purposes, however any party shall deliver an original signature on this Agreement to the other party upon request.

27.          Anti-Terrorism. Neither Buyer or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).

[SIGNATURES APPEAR ON ’ITIE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BUYER:		SELLER:

AMERICAN REALTY CAPITAL II, LLC		F.W.G.D., LLC

By:	/s/ William M. Kahane	By:	/s/ Drew J. Schmidt

Name:	William M. Kahane	Name:	Drew J. Schmidt

Title:	President	Title:	Authorized Member

Date:	10/5/11	Date:	10-6-11

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE DEPOSIT.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Edwin G. Ditlow

Name:	Edwin G. Ditlow

Title:	Vice President

Date:	October 7, 2011

EXHIBITS

Exhibit A	-	Real. Property

Exhibit B	-	Form of Special Warranty Deed

Exhibit C	-	Form of Assignment and Assumption of Lease

Exhibit D	-	Form of Bill of Sale

Exhibit E	-	Form of Assignment of Contracts, Permits, Licenses and Warranties

Exhibit F	-	Form of Tenant Estoppel

Exhibit G	-	Intentionally Omitted

Exhibit H	-	Form of Tenant Notice

Exhibit I	-	Warranties

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

LEGAL DESCRIPTION NEEDS TO BE INSERTED

LEGAL DESCRIPTION OF PROPERTY

PROPERTY SITUATED 1N THE CITIES OF EASTPOINTE AND ROSEVILLE, COMPRISING OF PART OF LOTS 39, 40, 41, AND ALL OF 42, “ASSESSORS PLAT NO. 8” (PART OF THE WEST 1/2 OF SECTION 26, T1N, R13E. CITY OF ROSEVILLE, MACOMB COUNTY, MICHIGAN AS RECORDED IN LIBER 18, PAGE 27 OF PLATS, MACOMB COUNTY RECORDS). AND LOTS 474, 475, 476, AND PART OF LOT 477 OF “ASSESSORS PLAT NO. 30” (PART OF SECTIONS 19, 20 AND 29, T1N, R13E, CITY OF EASTPOINTE, MACOMB COUNTY, MICHIGAN. AS RECORDED IN LIBER 38, PAGE 30 OF PLATS, MACOMB COUNTY RECORDS). THE PROPERTY BEING MORE PARTICULARLY DESCRIBED AS: COMMENCING AT THE SOUTHWEST CORNER OF SECTION 20: TH N88°39’W 153.00' ALONG THE SECTION LINE (WHICH IS ALSO THE CENTERLINE OF 10 MILE ROAD); TH N27°54'E 67.09' TO A POINT WHICH IS THE POINT OF INTERSECTION OF THE EASTERLY RIGHT-OF-WAY LINE OF GRATIOT AVE. (M-3) AND THE NORTHERLY 60' RIGHT-OF-WAY LINE OF 10 MILE ROAD; TH S88°29'E 122.00'; TH S89°53'E 17.50' TO THE SOUTHEAST CORNER OF LOT 473, (ASSESSORS PLAT NO. 30) WHICH IS THE POINT OF BEGINNING: TH CONTINUING S89°53'E 419.02' ALONG THE NORTHERLY RIGHT-OF-WAY OF 10 MILE ROAD; TH N00°07'E 246.00'; TH N89°53'W 291.20'; TH S27°37'W 53.75'; TH N63°27'W 125.20' TO A POINT ON THE EASTERLY RIGHT-OF-WAY LINE OF GRATIOT AVE.; TH S27°20'W 46.05'; TH S27°54'W 97.44'; TH S72°30'28"E 127.10'; TH S27°18'59"W 100.00' TO THE POINT OF BEGINNING, CONTAINING 2.39 ACRES AND SUBJECT TO ANY EASEMENTS OF RECORD.

A-1

EXHIBIT B

FORM OF SPECIAL WARRANTY DEED
[Subject to Local Counsel Review]

This document prepared by:
(and return to :)

Tax Parcel No. ___________________________

SPECIAL WARRANTY DEED

THIS INDENTURE, made on the ______ day of _________________, 2012, by and between  ________________________________, a __________________________ (“Grantor”), and _____________________________, a ________________, whose address is ________________________(“Grantee”)

WITNESSETH:

THAT Grantor, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does by these presents, warrant and convey unto the said Grantee, its successors and assigns, the lots, tracts or parcels of land lying, being and situated in the County of____________________, State of _______________, and more fully described on Exhibit “A” attached hereto and incorporated herein by reference, together with all buildings, facilities and other improvements, located thereon. [Need to insert the entire amount of the Purchase Price in order to be in recordable form.]

TO HAVE AND TO HOLD the premises aforesaid with all and singular, the rights, easements, privileges, appurtenances and immunities thereto belonging or in any wise appertaining unto the said Grantee and unto Grantee’s successors and assigns forever, the said Grantor hereby covenanting that Grantor will warrant and defend the title to said premises unto the said Grantee and unto Grantee’s successors and assigns, against the lawful claims and demands of all persons claiming under or through Grantor, but not otherwise. [Should exclude from the warranty all the Permitted Exceptions, which will be all the exceptions to the owner’s policy of title insurance when issued at the Closing.]

B-1

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed the day and year first above written.

GRANTOR:

By:
Name:
Its:

[ACKNOWLEDGMENT]

2

EXHIBIT C

FORM OF
ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSIT

____________________________(“Assignor”), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ____________________(“Assignee”), all of Assignor’s right, title and interest in and to that certain Lease dated _________________________, between Assignor and ______________________ (as amended from time to time, the “Lease), including any and all security deposits under the Lease.

Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys’ fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Lease prior to the date of this Assignment. Subject to the limitations set forth below, Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys’ fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the Landlord under and by virtue of the Lease on and after the date of this Assignment.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this _______ day of  ________________, 2012, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.
ASSIGNOR:

By:
Name:
Title:

3

ASSIGNEE:

By:
Name:
Title:

4

EXHIBIT D

FORM OF BILL OF SALE

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ________________________, a ___________________, having an address at ___________________(“Seller”), hereby bargains, sells, conveys and transfers to ___________________(“Buyer”), a ________________________, all of Seller’s right, title and interest in and to those certain items of personal and intangible property (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties) (the “Personal Property”) located at or held in connection with that certain real property located in the State of ________________________, as more particularly described on Schedule A attached hereto and made a part hereof.

Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, with respect to title, merchantability of the Personal Property or its fitness for any particular purpose, the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Buyer accepts the Personal Property on an “as is, where is” basis.

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ________ day of __________, 2012.

SELLER:

By:

Name:

Title:

D-1

SCHEDULE A

TO BILL OF SALE

(Add legal description of Real Property]

D-2

EXHIBIT E

FORM OF ASSIGNMENT OF CONTRACTS,
PERMITS, LICENSES AND WARRANTIES

THIS ASSIGNMENT, made as of the _____ day of __________, 2012, by ________________, a __________________ (“Assignor”), to _____________________, a _________________________________ (“Assignee”).

WITNESSETH:

WHEREAS, by Agreement of Purchase and Sale (the “Purchase Agreement”) dated as of __________, 2011, between Assignor and Assignee, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at _______________________ (the “Property”); and

WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor’s right, title and interest in contracts, permits, trademarks, licenses and warranties held by Assignor in connection with the Property, including without limitation any and all guaranties of leases relating to the Property (collectively, the “Contracts”).

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts. Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor’s right, title and interest to any of the Contracts.

This Assignment shall, be governed by the laws of the State of ______________, applicable to agreements made and to be performed entirely within said State.

IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.

ASSIGNOR:

a

By:
Name:
Title:

E-1

EXHIBIT F

FORM OF TENANT ESTOPPEL

________________, 2011
ARC_______________, LLC

Re:       Store #_________ @ _________________
Gentlemen:

The undersigned, (“Tenant”), as Tenant under that certain lease between us dated __________, (“Lease”), covering the premises described therein and referenced above (“Leased Premises”), hereby states:

(i)	Tenant is in possession of the Leased Premises.

(ii)	The Lease is in full force and effect and has not been amended or modified.

(iii)	The Lease term commenced on ______________, _________, and shall continue to and include _______________, _______, subject to sooner termination at Tenant’s option pursuant to the terms of the Lease.

(iv)	Tenant pays fixed monthly rent, which has been paid through _______________, _______.

(v)	Tenant has paid no security deposit.

(vi)	As of this date, as far as can be ascertained, without due inquiry, Tenant has no offset against the payment of rent except as may be stated in the Lease.

(vii)
As of this date, as far as can be ascertained, without due inquiry, all improvements and work required under the terms of the Lease to be done by Landlord have been completed to the satisfaction of Tenant.

(viii)	As of this date, as far as can be ascertained, without due inquiry, Landlord is not in default under the terms of the Lease.

(ix)	Notwithstanding the foregoing, Tenant reserves the right to enforce all of its rights and remedies under the Lease, including, but not limited to, those related to matters not described herein.

Very truly yours,

WALGREEN CO.

By:

F-1

EXHIBIT H

EXHIBIT I